SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            November 6, 2002

CONSUMER DIRECT OF AMERICA
(Exact name of registrant as specified in its charter)

Nevada	000-32745	88-0471353
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6630 S. Sandhill Rd Suite 6 & 12 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:         (702) 547-7300

Formerly Blue Star Coffee, Inc.
500 North Rainbow, Suite 300, Las Vegas, NV 89107

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

           Effective November 6, 2002 the Audit Committee and Board of Directors of Consumer Direct of America, a Nevada corporation (CDIT), have terminated the engagement of Lesley, Thomas, Schwartz & Postma, Inc. 2244 West Coast Hwy, Suite 100 Newport Beach, California 92663 as its independent accountants without issue and on November 7, 2002 appointed Chavez & Koch CPA’s, Ltd. 2920 N. Green Valley Parkway, Bldg. #8, Suite 821 Henderson, NV. 89014 to that position. Consumer Direct of America has moved its corporate headquarters to 6330 S. Sandhill Road, Suite 6 & 12, Las Vegas, Nevada 89120 from Irvine California. The decision to move the corporate headquarters facilitated the change of auditors. The appointment of the new independent accountants was approved by Consumer Direct of America Audit Committee and Board of Directors.

Effective October 1, 2002 the previous Chief Financial officer Mr. Richard Moskowitz was replaced by Mr. Wayne Bailey and the decision to appoint Mr. Wayne Bailey to the position of Chief Financial Officer was approved by the Board of Directors.

The reports of Lesley, Thomas, Schwartz & Postma, Inc. on Consumer Direct of America financial statements for the previous year and subsequent interim period contained no adverse opinion or disclaimer, or were qualified or modified as to uncertainty, audit scope, or accounting principals.

During Consumer Direct of America the most recent fiscal year and any subsequent interim period preceding such dismissal there were no disagreements with Lesley, Thomas, Schwartz & Postma, Inc. on any matter of accounting principals or practices, financial statement disclosure, or auditing scope of procedure.

During Consumer Direct of America most recent fiscal year and any subsequent interim period preceding the appointment of Chavez & Koch, CPA’s, Ltd. as its independent accountant, Consumer Direct of America did not consult with Chavez & Koch, CPA’s, Ltd.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSUMER DIRECT OF AMERICA
(Registrant)

Date: March 6, 2003	By:	/s/ Michael A. Barron

Michael A. Barron
President

          In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Michael A. Barron	President	March 6, 2003

Michael A. Barron

/s/ Wayne Bailey	Chief Financial Officer	March 6, 2003

Wayne Bailey

/s/ Lee Shorey	Secretary	March 6, 2003

Lee Shorey